SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_________________

SILICON SOUTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA	77-0458478	SIC
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

20 Paso Del Rio

Carmel Valley, California 93924

(831) 659-7808

(Address, including zip code, and telephone number,

including area code, registrant's

principal executive offices)

_____________________

Mathew Rule

20 Paso Del rio

Carmel Valley, California 93924

(831) 659-7808

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications to:

Gary R. Blume, Esq.

Blume Law Firm, P.C.

11811 North Tatum Boulevard, Suite 1025

Phoenix, Arizona 85028-1699

Approximate date of commencement of proposed public offering: DATE

The registrant amends this  registration  statement on such date or dates as may be  necessary  to delay its  effective  date until the  registrant  shall file a further amendment which  specifically  states that this  registration  statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the Securities  Act of  1933  or  until  the  registration  statement  shall  become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

If any of the securities being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Offering

			Maximum Proceeds	Minimum Proceeds
	Price to Public	Commissions	to Company (1)	to Company

Per Share	$ 0.50	$ 0	$200,000	$ 0
Total	$ 0.50	$ 0	$200,000	$ 0

(1) It is possible the Company may not sell any securities, in which case the Proceeds to Company will be $0.

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Offering Price (1)	Amount of Registration Fee

Common Stock	400,000	$ 0.50	$200,000	$52.80
$0.001 par value

Common Stock	445,400	$ 0.00	$ 0	$ 0
$0.001 par value

Total	895,400	$ 0.50	$200,000	$52.80

 (1)  Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

The Exhibit Index appears on Page 3 of the sequentially numbered pages of this Registration Statement.  This Registration Statement, including exhibits, contains 31 pages.

TABLE OF CONTENTS

Cover Page	4
Available Information	5
Prospectus Summary	5
The Company	5
The Offering	5
Summary Financial Information	6
Risk Factors	7
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9
Plan of Distribution	10
Description of Business	10
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Beneficial Owners and Management	13
Description of Securities	13
Interest of Named Experts and Counsel	15
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities	15
Management's Discussion and Analysis of
Results of Operations and Financial Condition	15
Description of Property	15
Certain Relationships and Related Transactions	15
Market for the Registrant's Common Equity
and Related Stockholder Matters	16
Executive Compensation	16
Summary Compensation Table	16
Financial Statements	17
Experts and Legal Matters	32
Indemnification of Directors and Officers	32
Other Expenses of Issuance and Distribution	33
Recent Sales of Unregistered Securities	33
Exhibit Index	34
Signatures	34

Initial Public Offering Prospectus

SILICON SOUTH, INC.

20 Paso Del Rio

Carmel Valley, California 93924

895,400 Shares of Common Stock

$0.50 Per Share

We will be selling up to 400,000  shares of common  stock  offered and will not use an underwriter nor pay a commission for the sale of the shares.  This is our initial public offering, and no public market currently exists for our shares.  The offering price may not reflect the market price of our shares after the offering. We are also registering 445,400 shares previously sold in reliance on an exemption from registration.  This will allow the holders to resell their securities immediately without the restrictions of SEC rules.

This Investment Involves a High Degree of Risk.

You Should Purchase Shares Only If You Can Afford a Complete Loss.

See "Risk Factors" beginning on page 7 for a discussion of factors that should be considered by investors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities,  or determined if this Prospectus  is truthful or  complete.  Any representation to the contrary is a criminal offence.

The Offering

			Maximum Proceeds	Minimum Proceeds
	Price to Public	Commissions	to Company (1)	to Company

Per Share	$ 0.50	$ 0	$200,000	$ 0
Total	$ 0.50	$ 0	$200,000	$ 0

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different.

     Application will be made to the NASDAQ OTC Bulletin Board Stock market under a symbol to be selected.

     This is a best efforts offering with no minimum amount guaranteed to be paid to us by investors.  No arrangements have been made to place funds in escrow, trust or any similar account. Funds will be immediately available to the Company and can be used.

AVAILABLE INFORMATION

     The  Company  has filed  with the  Securities  and  Exchange  Commission  a Registration  Statement  on Form  SB-2  under  the  Securities  Act of 1933 with respect to the Common Stock offered. This Prospectus does not contain all of the information in the Registration Statement and the exhibits and schedules to the Registration Statement.  For further information with respect to the Company and such Common Stock offered, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Prospectus  concerning the contents of any contract or any other  document  referred  to are not  necessarily  complete  and in each instance  reference is made to the copy of the contract or document  filed as an exhibit to the  Registration  Statement.  Each statement is qualified in all respects by reference to the exhibit.  The   Registration  Statement,  including exhibits and schedules,  as well as the reports and other  information  filed by the Company  with the  Securities  and  Exchange  Commission,  may be  inspected without  charge at the Public  Reference  Room of the  Securities  and  Exchange Commission's  principal  office at  Judiciary  Plaza,  450 Fifth  Street,  N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices at 13th Floor, Seven World Trade Center, New York, N.Y. 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago,  Illinois 60661. Copies can also be obtained at prescribed rates from the Public Reference Section of the Securities Exchange Commission at Judiciary Plaza, 450 Fifth Street,  N.W., Washington,  D.C.  20549.  Electronic filing made through the Electronic Data Gathering  Analysis and Retrieval System are also publicly available through the

Securities and Exchange Commission's Web site (http://www.sec.gov).

     Investors are cautioned that this registration statement contains certain trend analysis and other forward looking statements that involve risks and uncertainties.  Words  such as  "expects,"  "anticipates,"  "intends,"  "plans," "believes,"  "seeks,"   "estimates,"   variations  of  such  words  and  similar expressions  are  intended  to  identify  forward  looking   statements.   These statements  are  based  on  current   expectations  and  projections  about  the electronic and  telecommunications  industry and assumptions  made by management and are not  guarantees  of future  performance.  Therefore,  actual  events and results may differ  materially from those expressed or forecasted in the forward looking  statements  due to  factors  such as the  effect of  changing  economic conditions,  conditions in the overall electronic and telecommunications market, risks  associated with product demand,  market  acceptance  risks, the impact of competitive  products  and  pricing,  delays  in  new  product  development  and technological risks.

PROSPECTUS SUMMARY

     The  following  summary is qualified  in its entirety by the more  detailed information  and  financial  statements  and notes  appearing  elsewhere in this Prospectus.

THE COMPANY

     Silicon South, Inc. (the "Company") was incorporated in the state of Nevada on June 20, 1997.  The  Company's  principal  offices are located at 20 Paso Del Rio, Carmel Valley,  California 93924. The Company has developed two proprietary electronic components and is currently manufacturing and marketing these products.  The  products  are  "Beadthroughs",   a  filtering  electrical  cable passthrough  devise,  and  "Speedthroughs,"  a non-filtering  variation.  Patent protection has been sought, and trademarks have been established for these units. The foresite system is currently under development.  It is a specialized remote control system for telecommunications applications.  No product has been developed or sold yet from the foresite system.

THE OFFERING

Securities Being Offered	400,000 Shares of Common Stock

Common Stock Outstanding
Prior to this Offering	5,195,400 Shares of Common Stock

Common Stock Outstanding
After this Offering	5,595,400 Shares

USE OF PROCEEDS

     The Company will receive  $200,000 in gross  proceeds from this offering if all securities are sold. This is a best- efforts  offering with no minimum funds presold or to be received by us before we can spend the money.  The Company will rely on the proceeds  from this  offering to pay legal and  accounting  fees and provide  working  capital.  As funds are received,  they will be utilized in the following  order: (1) $20,000 will be used to pay legal and accounting fees, (2) $30,000  will be used for  inventory  and working  capital,  (3) $30,000 will be spent on marketing, and (4) $50,000 will be used on further product development. Any  remaining  proceeds  will be used for working  capital and inventory as the offices  decide.  If less than the entire  offering is  received,  funds will be applied according to the priorities  outlined above. For example,  if $75,000 is received, $20,000 will be used to pay legal and accounting fees, $30,000 will be used for inventory and working  capital and the remaining  $25,000 will be spent on  marketing.  If less than  $20,000 is  received,  the entire  amount  will be applied toward legal and accounting  fees. If no proceeds are received from this offering,  the Company plans on meeting its obligations from future revenue.  If no proceeds are received,  the Company will not incur any  additional  legal and accounting expenses. See "Use of Proceeds" and "Risk Factors".

SUMMARY FINANCIAL INFORMATION

     The following tables set forth the summary financial  information and other equity  information  of the Company.  The summary  financial  information in the tables is derived  from the  financial  statements  of the Company and should be read in  conjunction  with the  financial  statements,  related  notes and other financial  information  included.  See "MANAGEMENT'S  DISCUSSION AND ANALYSIS OF RESULTS OR OPERATIONS AND FINANCIAL CONDITION" and "FINANCIAL STATEMENTS."

Statement of Operations Data

	For the Period	For the Period
	Ended	Ended
	July 31, 2000	July 31, 1999
ASSETS

Current assets
Cash in bank	$3,638	$3,712

Total current assets	3,638	3,712

Equipment and parts	9,400	1,927

Total assets	$13,038	$5,639

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$8,440	$2,018
Due to affiliate	100	100
Due to shareholder	450	0
State corporate tax payable	0	800
Total current liabilities	8,990	2,918

Total liabilities	8,990	2,918

Shareholders' equity
Common stock, 50,000,000 shares
authorized, 3,853,400 outstanding	3,823	3,559
Paid in capital	82,977	3,161
Deficit accumulated during development stage	(82,782)	(3,999)
Total shareholders' equity	4,048	2,721

Total liabilities and shareholders' equity	$13,038	$5,639

RISK FACTORS

     The  securities  being  offered in this  registration  statement  involve a substantial risk. If you are thinking about purchasing  Shares,  you should give consideration to the following risk factors:

Risks Related to Our Business

1.   We may not be able to achieve or maintain profitability

     We are a development  stage company organized in 1997. The Company has been continually developing its products since formation.  The Company's success will depend in part on its  ability to deal with the  problems,  expenses  and delays associated with product development. Continuation of ongoing product development expenses is anticipated, with no guarantee of success. Since the Company has not proven the essential elements of profitable  operations,  you will be furnishing venture  capital to the Company and will bear the risk of complete  loss of your investment in the event the Company's business plan is unsuccessful.

2.   Limited Products

     The Company  only has two  products  which it will be taking to market.  No additional  products are foreseen in the near future.  Should one or both of the products fail the Company may be forced to cease operations.

3.   Our independent auditor has expressed doubts about our ability to continue as a going concern

     We are a  development  stage  company as defined  in  Financial  Accounting Standards  Board  Statement  No.  7. We are devoting  substantially  all of our present  efforts in  establishing  a new business.  Although  planned  principal operation has  commenced,  there have been no  significant  revenues.  Our plans regarding  the  matters  which raise  doubts  about our ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise  substantial  doubt about our ability to continue as a going concern.  The consolidated  financial  statements  do not include any  adjustments  that might result from the outcome of this uncertainty.

4.   Future sales of our common  stock may have a  depressive  effect  upon its price

     We have issued 5,195,400  shares of common  stock at an average  priced of approximately  $0.02  per  share.  These  shares  were  issued  in  reliance  on exemptions from  registration  and will be freely tradeable at various times. As these  shares are sold into the  market,  the price of the common  stock will be depressed. Persons who have acquired shares for $0.02 will be able to profitably sell their shares at much less that the $0.50 offering price of the shares under this offering.  This tendency may drive the market price of the shares less than the $0.50 offering price.  You may not be able to sell your shares for the price you paid.  Because we are registering 445,400 shares already sold those persons will be able to sell their shares with the restrictions of Rule 144.

5.   Failure to retain our key executives or attract and retain qualified technical personnel could harm our business and operating results

     The  loss  of one or more  of our  executive  officers  could  inhibit  the development of our business and harm our business and operating results. We have not entered into employment  agreements with our key executive  officers and may not be able to retain them.

     Qualified  personnel  are in great demand  throughout  the  electronic  and telecommunications  industries.  Our future  growth and  ability to achieve  our financial and operational  objectives will depend in large part upon our ability to attract and retain highly skilled technical, engineering, sales and marketing and customer support personnel. Our failure to  attract  and  retain  personnel  may limit the rate at which we can  expand  our business,  including  the  development  of new  products  and  services  and the retention of additional  customers,  which could harm our business and operating results.

6.   Concentration  of  ownership  may give  management  and  some  shareholders substantial influence

     Our management and directors  currently own 4,700,000  shares of our common stock. This represents 83% of the outstanding  shares of our common stock if all shares are sold.  If the  officers  vote in the same  manner,  they will  retain control  over all our  affairs,  including  the  election of the  directors  and business transactions. Because this offering is only for 400,000 shares you will not have a significant voice in the affairs of the Company.

7.   Your ownership interest will decrease substantially as additional share are issued

     The  securities  purchased  by you will be diluted in market  value as more securities are issued.  This dilution will be immediate and substantial.  We are authorized to issue  50,000,000  shares of common  stock.  When this offering is completed  5,595,400 shares will be outstanding.  We will have 44,404,600 shares remaining to be issued.  You will have 7% of our outstanding  shares  immediately after this offering.  Should the additional 44,404,600 shares be issued you will have 0.01% of the outstanding shares of common stock.

8.   No studies  regarding  the  marketability  of our services or the effect of this offering have been conducted

     In  formulating  our business  plan,  we have relied on the judgment of our officers,  directors  and  consultants.  No formal  independent  market  studies concerning the demand for our proposed products have been conducted, nor are any planned.  The effect of the sale of the Securities has not been analyzed for its effect on our  operations,  our  ability  to obtain  funds or  financing  or the variations in share price due to additional  shares being available for sale. As a result,  we may not be able to sell a sufficient  portion of this  offering to allow us to operate  successfully.  Even if we do sell this entire offering,  we may still not prosper and you might lose your entire investment.

9.   The price for our common stock could decline

     Before this  offering,  there has been no market for our common  stock.  We arbitrarily  determined the offering price of the shares and this price bears no relationship  to assets,  book value,  net worth,  earnings,  actual  results of operations,  or any other  established  investment  criteria.  Among the factors considered  in  determining  the  offering  price  were  our  current  financial condition,  the  degree of control  which the  current  shareholders  desired to retain,  and an  evaluation  of the  prospects  for  our  growth.  If we set the offering  price too high,  we may not be able to sell enough of this offering to follow our business plan, in which case you may lose your entire investment.

10.  We do not intend to pay dividends

     Our Board of  Directors  presently  intends to follow a policy of retaining earnings,  for the purpose of increasing  net worth and  reserves.  As a result, there can be no assurance that any holder of common stock will receive any cash, stock or other  dividends on their shares of common stock.  Future  dividends on common stock, if any, will depend on future earnings,  financing requirement and other  factors.  Since  the  time of  inception  we have  paid no  dividends  to shareholders.  It is highly  unlikely  that you will receive any dividend on the shares of stock you purchase in this offering.

11.  We have no public market for our securities

     At this time no market exists for the sale or purchase of the common stock. After this registration is effective,  we will apply to list our common stock on the NASD  Bulletin  Board  exchange.  Even  when  listed,  the  number of shares outstanding  will not be enough to provide the large volume of trading that will enable the share price to be stable.  This means that you may not be able to buy or sell  shares  when  you  want or may be  able  to sell  them  only at a price substantially lower than what you paid.

12.  You may not be able to buy or sell our  stock  at will  and may  lose  your entire investment

     We are not  listed  on any  stock  exchange  at  this  time.  We will  make application  to the  National  Association  of  Securities  Dealers  to become a bulletin board listed company. These are known as "penny stocks" and must follow various regulations  involving  disclosures to be given to any investor prior to the  purchase of any penny  stocks.  These  disclosures  require the investor to acknowledge  they  understand the risk  associated  with buying penny stocks and that they can absorb  the  entire  loss of their  investment.  Penny  stocks are low-priced  securities that do not have a very high trading  volume.  Because of this the price of the stock is  volatile  and you may not be able to buy or sell the stock when you want.

USE OF PROCEEDS

     The Company will rely on the proceeds  from this  offering to pay legal and accounting costs, generate inventory, market our products and conduct additional product development. This is a best-efforts offering with no minimum required to be  received  before  money  can be  used  by us.  The  principal  purposes  and priorities in which proceeds are to be used, are as follows:

Legal and Accounting	$ 20,000
Working Capital/Inventory	$ 50,000*
Marketing	$ 30,000
Product Development	$ 50,000
Total	$ 200,000

*   This will include salaries paid to officers

     If less than the entire offering is received,  funds will be applied in the order above.  For example,  if $75,000 is received,  $20,000 will be used to pay legal and  accounting  fees,  $30,000  will be used for  inventory  and  working capital  and the  remaining  $25,000  will be spent on  marketing.  If less than $20,000  is  received,  the  entire  amount  will be  applied  toward  legal and accounting  fees.  If no proceeds are received from this  offering,  the Company plans on meeting  its  obligations  from  future  revenue.  If no  proceeds  are received,  the  Company  will not incur  any  additional  legal  and  accounting expenses.

DETERMINATION OF OFFERING PRICE

     Because there has been no prior public trading market for our common stock, the initial  public  offering  price of the common stock has been  determined by management and is not necessarily related to our asset value, net worth or other criteria of value.  The factors considered in  determining  the offering  price include an  evaluation  by  management  of the history of and  prospects for the industry  in  which  we  compete.  Factors  such  as our  products  and  product enhancements by ourselves or our  competitors  may have a significant  impact on the market price of our securities.

DILUTION

     As of December 15, 2000, the Company had issued  5,195,400 shares of Common Stock  and the net  tangible  book  value  per share of the  Common  Stock  (the Company's  net  tangible  assets less its  liabilities  divided by the number of shares of Common Stock then  outstanding) was $0.0063 per share of Common Stock. After giving  effect to the receipt of the  estimated net proceeds from the sale of all of the Shares,  and  assuming  that the  offering  price of the Shares is $0.50 per Share,  the purchasers  will have paid a total of $200,000 for 400,000 shares  of  Common  Stock  and the net  tangible  book  value  of the  Company's presently  outstanding  shares will increase to $0.0355 per share. The investors will experience a corresponding dilution of $0.0458 per share from the offering price.

     The following   table   summarizes  the   differences   between   existing shareholders,  as of December 15, 2000,  and new  investors  with respect to the number of Common Shares purchased from the Company, the total consideration paid and the average price per share:

	Shares Purchased		Total Consideration Paid		Average Price
	Number	Percent	Amount	Percent	Per Share

Existing Shareholders	5,195,400	93%	$120,980	38%	$0.02
New Investors	400,000	7%	$200,000	62%	$0.50
Total	5,595,400	100%	$320,980	100%

PLAN OF DISTRIBUTION

     We are offering the securities for sale through our officers and directors. We intend to engage the services of a registered  broker or dealer in each state that  requires  that a  registered  broker or dealer  act on behalf of a company selling its own  securities  in that  state.  The  offering is a  "best-efforts" offering and will conclude at the  discretion  of the Company,  or sooner if all the shares are sold.  No  underwriter  has been  engaged  and no  commitment  to provide the funds has been made. A subscription agreement will be required to be submitted by all purchasers of the shares. The offering is for up to $200,000 at a price of $0.50 per share. We may receive $200,000 or $0 depending on sales.

DESCRIPTION OF BUSINESS

General

     Beadthroughs and Speedthroughs are commercially available at this time from other  manufacturers.  We are a  development  stage  company  that  has no  been profitable and has minimum revenue. The Company is developing, manufacturing and marketing two products:  the beadthroughs  electronic component and the foresite telecommunications  remote  control  system.  Both are in the  final  stages  of testing following private development.

Products and Potential Revenue

     Beathrough

     A beadthrough  is an  inexpensive  radio  frequency  suppressed,  adhesive, non-invasive,  insulated,  chassis or in- line feed  through with strain  relief. Fulfilling  the same function as the ferrite  cylinder  frequently  found at the base  of  a  computer  monitor's  signal  wire,  beadthroughs  block  electrical interference  on the wire and contain any electrical  interference  generated by the device itself. Beadthroughs have the ability to self adhere to a chassis and to also lock the wire.  The Company  has filed a patent  with the United  States Patent and Trademark  Office for the two existing  products and has  established trademarks for them.

     The  Company  has  completed  the  tooling  development  and is  ready  for production  of the product.  The company has received 20 orders for $1,500 as of December 15, 2000 and has shipped 28 units.

     The Foresite System

     The foresite system is a flexible, proprietary,  computer controlled remote control system designed to monitor and control  peripheral  equipment at unmanned telecommunications  sites.  Not a  conventional  item in telephone  and cellular sites,  these  functional,  inexpensive  remote  control  systems  could provide improved  performance  and lower costs.  The foresite system is a combination of currently  used  broadcasting  and  telephone  technologies  that is tailored to interface into these sites. The foresite system can reduce man hours to maintain sites as system  operators  can reset,  start,  stop,  or switch  any  connected equipment or monitor any parameter.  The system requires further development and the establishment of a dedicated software program. The most lucrative market for the  foresite  system would be with the  cellular  operators  who are faced with maintaining far flung sophisticated  telephone sites. The business  inclinations of  these  companies  is  away  from  outright  labor  expenditures  and is very favorable towards depreciable capital expenses such as purchase of foresite.

Marketing Strategy

     Three   distinctly   different   markets  of  beadthroughs   are  consumer, commercial,  and industrial.  Beadthroughs  and their  non-filtering  variation, speedthroughs  are being marketed for distribution to electronics  outlets,  and also for  industrial  use.  Nationwide  Yellow  Pages lists  10,220,572  outlets classified as  "Electronic  Equipment &  Supplies-Retail".  A survey done by the Company of 225 outlets  found 8% fitting the  profile as  potential  beadthrough retailers.

     On the commercial  and  industrial  side,  electronic  component  sales are dominated  by a few  very  large  mail  order  retailers.  Beadthroughs  are  an appropriate addition to their inventories. There is also a strong second tier of electronics  retailers  that  operate four or five  stores,  and sales  activity through this channel will be targeted.  Each of these  markets must be addressed individually, with the inefficiencies that this approach entails.

     The most  promising  market for the  foresite  system is the  cellular  and wireless  businesses.  The product  fits well into their stated goal of reducing manpower requirements and is compatible with their systems. These companies tend to make very large  systematic  purchases of equipment and have large  financial reserves to act  decisively  when  equipment  that  produces man hour savings is available.  According to the September 1999 edition of Popular Science magazine, some 14.4  billion was invested in operating  system  infrastructure  last year. These capitalization patterns remain.

Industry Overview

     The  demand  for  electronic  filtering  devices  such as  beadthroughs  is increasing,   driven  by  several  factors.  As  circuits  become  faster,  more sensitive,  smaller, and utilize more low current,  high efficiency  components, their susceptibility to electrical interference increases. At the same time, the amount of radio energy and electrical interference in the air is increasing.

     The Audiovox Communications Corporation estimates that there are 73 million wireless  telephones in the United States in 1999. The radio energy emitted from this source can stress  nearby  circuits.  More  electronic  equipment  is using computerized  controls which are particularly prone to the disruptive effects of electromagnetic interference (EMI).

     The May 1999 edition of Microwaves & RF magazine states that it is becoming more difficult to suppress the EMI in electronic equipment because of the rising operating  speeds of  semiconductors.  According to the same  magazine,  ferrite beads are  A...one of the easiest  fixes for EMI  suppression  in circuit  paths likely to conduct noise.@ Beadthroughs are a useful addition to what is becoming a large and  diverse  family  of  products  employing  ferrite  toroids  for EMI (electromagnetic interference) protection.

     The Company intends to market its foresite system to all major wireless and communications  companies  who have any remote  sites.  The  foresite  system is designed to work in any  telephone or wireless  environment  and will operate in any remote site. There are remote communications sites throughout the world. The top 20 paging companies  operate 43,186  transmitter sites according to a recent article in RCR Wireless News magazine.

     According  to  an  article   published  June  21,  1999  in  RCR  Magazine, ATelecommunications industry wholesale revenues will more than double during the next five years,  according to a preliminary survey of the industry conducted by Philips  Group  InfoTech of  Parsippany,  N.J.@ The same magazine from July 1999 states  that the  customer  base of Sprint PCS has tripled in the last 12 months and increased by 50 percent from the beginning of the year, which led to a total revenue  increase of 22% from the first  quarter.  The article  also states that Sprint expects to spend $1 billion on its network expansion effort by the end of the year.  According  to the same  article,  SBC  Communications  Inc.  reported revenues of $7.4 billion, up 5% from the second quarter of 1998 revenues.  Other communications  companies  reporting  increases in customer base were  BellSouth Corp., SpectraLink Corp. and Ameritech Corp.

     Wireless  operations  requiring remote sites are growing.  According to Dan Ackerson of Nextel, "Long distance has been totally commoditized.  The value-add is more from a wireless  perspective  than a long  distance  perspective."  This growth provides a large potential market for the foresite system.

Competition

     Beathrough

     Beadthroughs face competition from both domestic and foreign  concerns.  It competes  against  companies  like  Neosid of  Canada,  Cosmo of India,  Amidon, Kreger, and Allstar of the United States. There are approximately 5,700 websites that  involve  the  distribution,  manufacturing,  and  utilization  of  ferrite toroids. Manufacturing and packaging costs for us can be disproportionately high due  to  limited  volume   production.   Most  ferrite  beads  and  toroids  are manufactured overseas.  Many of the countries of manufacture are not signatories to the World  Intellectual  Property  Organization,  and there are few  defenses against patent  infringement.  The use of ferrite  devises is developed in Asian electronic  architecture,  and the versatility of the Company's product makes it attractive  for copying.  International  patents  will be sought when  resources permit.

     The Foresite System

     The foresite  system is a blending of broadcasting  and  telecommunications technologies and operating practices.  It does not have significant  competitive influences  from  those  quarters,  but the  sudden  growth of data  acquisition equipment on the market is new and  noteworthy.  Some of this equipment could be configured to perform the same functions as the foresite system. An advantage of the  foresite  system  is that it  might  find use in some of the  growing  data acquisition fields. The Company's potential  competition may come from companies like Lucas Ericsson, Lucent, and Nortell. The Company may not be able to compete with well established  interests.  QST Radio magazine December 2000 displayed 11 different  vendors  of  equipment  that  could  have  applicability  in the uses envisioned for the foresite system.

LEGAL PROCEEDINGS

     The Company is not party to any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The  following  information  sets  forth  the  names  of the  officers  and directors  of  the  Company,  their  present  positions  with  the  Company  and biographical information.

Mathew G. Rule (Age 47). President,  CEO, and Director.  Mr. Rule presently is a Lead  Technician  for  the Bay  Area  Cellular  Telephone  Co.,  currently  AT&T Wireless,  the fifth largest  cellular  market in the U.S.  (January 15, 1990 to present).  He is the  receipient of the McCaw Circle of Excellence and the BACTC Service  Excellence  awards. He is a Summa Cum Laude graduate of Ithaca College, December 1976 and holds a commercial class FCC license and is a pilot.

Charles  V.  Fishel  (Age 62).  CFO,  and  Director.  Mr.  Fishel is a  business consultant specializing in business plan and prospectus  development,  strategic planning for start-up companies,  financial matters,  and consulting  technology evaluation.  He works for San Jose State  University as senior  lecturer and has since 1993. He was a Director of the Center for International  Business Planning

at the Monterey  Institute of  International  Studies from September 1988 to May 1999. His industry experience includes  electronics,  biotechnology,  insurance, construction, mining, publishing, broadcasting, food processing,  manufacturing, public utilities, and consulting technology commercialization. He has an A.B. in economics  from the  University  of  Kansas  (1959)  and a J.D.  in law from the University of Kansas (1963).

Natalie Shahvaran (Age 24). Secretary,  Treasurer,  and Director.  Ms. Shahvaran currently serves as President and CEO of Trading Solutions.com, Inc., a publicly traded company since March, 1999. Trading Solutions.com,  Inc. is an educational company  designed to provide  training for people  interested in online trading. Ms. Shahvaran graduated from Heald Business College with honors and received her Associate's Degree in Computer Business Administration in 1999. Ms.  Shahvaran worked as a computer  consultant for Monterey  Ventures, Inc.  from 1998 to 1999.  Monterey  Ventures is a venture  capital and financing company for small  businesses.  Ms. Shahvaran was employed by Heald College as a college algebra/business math tutor from January 1997 to December 1998.

Eric  Leuty  (Age  43).  Director.  He  earned  an  Associate  in Artis in Radio Broadcasting degree in 1979, and an Associate in Arts in Television Broadcasting degree in 1980,  both from  college of San  Mateo,  California.  He worked  with Telepath Corporation based in Fremont, California, from 1988 to 1991. His duties included  sales and component  level repair of 2-way radio  equipment.  He was a Lead Tech in Field  Operations  with Cellular One in San Francisco  from 1991 to January 2000 and a Lead Technician with Ericson  Technologies  from January 2000 to June 2000.  From June 2000 to the present he has been working for  Flextronix

Networks as a lead technician.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following  table sets forth,  as of December 15, 2000,  the  beneficial ownership of the  Company's  Common Stock by each person known by the Company to beneficially  own more than 5% of the Company's  Common Stock  outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address	Number of	Percentage	Percentage
of Beneficial Owner	Shares	Before Offering	After Offering

Mathew Rule	3,970,000	76%	71%
20 Paso Del Rio
Carmel Valley, CA 93924

Charles V. Fishel	10,000.2%		.2%
1250 Harrison Street
Monterey, CA 93940

Natalie Shahvaran	630,000	11.9%	11%
P.O. Box 22851
Carmel, CA 93922

Eric Leuty	30,000.57%		.52%
P.O. Box 3593
Redwood City, CA 94064

DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. Currently 5,195,400 shares are outstanding and no options  or  warrants  remain  outstanding  and no shares are  reserved  for any options or  warrants.  Holders of the Common  Stock are entitled to one vote for each share held by them of record on the books of the  Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive dividends as may be declared  from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company,  to share  ratably in all assets  remaining  after payment of liabilities.  Any  declaration  of  dividends  on  Common  Stock  will be at the discretion  of the Board of Directors  and will depend upon a number of factors, including the future earnings,  capital  requirements and financial condition of the Company.  The Company has not declared  dividends on its Common Stock in the past and management  anticipates that retained  earnings,  if any, in the future will be applied to the expansion and  development of the Company rather than the payment of dividends.

     The holders of Common Stock have no  preemptive  or  conversion  rights and there will not be further  calls or  assessments  by the  Company.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Voting Requirements

     The  Articles of  Incorporation  require  the  approval of the holders of a majority of the Company's  voting  securities  for the election of directors and for  certain  fundamental  corporate  actions,  such as  mergers  and  sales  of substantial assets, or for an amendment to the Articles of Incorporation.  There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

Transfer Agent

     The transfer  agent and registrar  for the Company's  Common Stock is First American Stock Transfer,  17717 E. Bell Road,  Suite 2, Phoenix,  Arizona 85022, (602) 485-1346.

Shares Eligible for Future Sale

     As of November 25, 2000,  the Company had 5,195,400  shares of Common Stock outstanding.  Of the  5,195,400  shares of Common Stock  outstanding,  4,640,000 shares of Common Stock are  beneficially  held by officers and  directors of the Company.  All  shares of Common  Stock  registered  will be freely  transferable without restriction or registration under the Securities Act.

     In  general,  under  Rule 144 as  currently  in  effect,  a person  who has beneficially  owned  "restricted"  securities  for at least one year,  including persons who may be deemed to be "affiliates"  of the Company,  may sell publicly without  registration  under the Securities Act, within any three-month  period, assuming  compliance with other  provisions of the Rule, a number of shares that do not  exceed  the  greater  of  (i)  one  percent  of the  Common  Stock  then outstanding  or,  (ii) the average  weekly  trading  volume in the Common  Stock during the four calendar  weeks  preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least one year would be entitled to sell such shares under Rule 144 without regard to the volume and other  limitations but will be subject to other limitations under Rule 144.  Non-affiliates  who have owned the shares for more than two years are under no  limitations.  The 445,400 shares being  registered are subject to Rule 144. When the registration of the shares is effective,  Rule 144 will no longer apply and those shares may be sold immediately.

Penny Stocks

     The Company's  shares are "penny stocks" within the definition of that term contained in Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions  involving penny stocks. These additional sales practices and disclosure  requirements could  impede the sale of the  Company's  securities,  including  securities  purchased,  in the secondary market.  The liquidity for the Company's  securities may be adversely  affected, with adverse effects on the price of the Company's securities.

     Under the penny stock regulations,  a broker-dealer  selling penny stock to anyone other than an established customer or "accredited  investor"  (generally, an  individual  with a net  worth in  excess of  $1,000,000,  or  annual  income exceeding  $200,000 or  $300,000  together  with his or her spouse)  must make a special  suitability  determination  for the  purchaser  and  must  receive  the purchaser's  written  consent to the transaction  prior to the sale,  unless the broker-dealer is otherwise  exempt.  Unless the broker-dealer or the transaction is exempt,  the penny stock  regulations  require the  broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the  Securities  and  Exchange  Commission  relating  to the penny  stock.  A broker-dealer  is  also  required  to  disclose   commissions   payable  to  the broker-dealer and the Registered  Representative  and current quotations for the securities.  A broker-dealer is additionally required to send monthly statements disclosing  recent price  information  with respect to the penny stock held in a customer's  account and information  with respect to the limited market in penny stocks.

INTEREST OF NAMED EXPERTS AND COUNSEL

     No named experts or legal  counsel have any equitable or other  interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities  from the sale of securities  which might arise under the  Securities  Act of 1933 other than as stated  under Nevada law. Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 may be  permitted  to such  persons  under the  foregoing  provisions,  the Company has been informed  that, in the opinion of the  Securities  and Exchange Commission,  such  indemnification  is against public policy as expressed in the Act and is therefore unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     We had no revenues for the period ending  November 30, 2000.  To date,  the Company has not relied on any revenues for funding its  activities  and does not expect  revenues  from  operations  to be  profitable  for at least  six  months following the receipt of funds raised through this offering. We believe that the proceeds from this offering will satisfy the Company's cash requirements for the next twelve  months.  The Company is also relying on revenues  received from its business. The Company anticipates an increase in capital expenditures consistent with anticipated growth in operations, infrastructure and personnel. The Company will also continue to expend funds on marketing and development programs.

Liquidity and Capital Resources

     We  believe  that it can  follow  its  business  plan  with  minimal  or no additional research or development.  If all the shares offered are sold, we will allocate up to $50,000 for additional product development and working capital.

     We do not  anticipate  purchasing  or  selling  any  plant  or  significant equipment  during  the  next  twelve  months.  We  also  plan  to hire up to ten additional  employees by the end of our first twelve  months  operations.  These additional   employees   may   serve  in  any  of  the   following   capacities: manufacturing,  marketing and promotion,  administration,  and customer service. Contract services may also be utilized at the Company's discretion.

DESCRIPTION OF PROPERTY

     Our principal address is 20 Paso Del Rio, Carmel Valley,  California 93924. We have an agreement with Mathew Rule and pay no rent for this office.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1999,  the  Company  agreed to issue  options to  purchase  190,000 shares of Common Stock,  which are exercisable at $0.03 per share, and 30,000 at $0.001 per share.  As of December,  2000,  150,000  shares were  exercised,  and 70,000  expired  before they were  exercised.  The  aggregate  proceeds from the exercise of the stock options were $3,630.  The following  table  summarizes the number of stock options issued.

Name	Exercise Price	Number of Shares	Status

Mathew Rule	$0.03	50,000	Expired
Charles V. Fishel	$0.03	20,000	Expired
Robert A. Strahl	$0.03	80,000	Exercised
Natalie Shahvaran	$0.03	20,000	Exercised
Melissa DeAnzo	$0.03	20,000	Exercised
Eric Leuty	$0.001	30,000	Exercised
Total		220,000

MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     There is no public market for the Company's common stock.

Holders

     As  of  November  30,  2000  there  were  approximately   sixty-seven  (67) stockholders of record of the Company's Common Stock.

Dividend Policy

     The Company has never paid a dividend  and does not  anticipate  paying any dividends in the  foreseeable  future.  It is the present policy of the Board of Directors to retain the Company's  earnings,  if any, for the development of the Company's business.

EXECUTIVE COMPENSATION

     The Board has  adopted an  executive  compensation  plan for its  Executive Officers  and  Directors  as follows:  the board  members  will  receive no cash compensation  or  reimbursement  for the expenses  incurred in  connection  with attending board meetings.  The Company reserves the right to pay consulting fees to its board  members and officers for the time and services they provide to the Company.

Summary Compensation Table

Name and			Other	Restricted	Securities		All
Principal			Annual	Stock	Underlying	LTIP	Other
Position	Year	Salary	Compensation	Award	Options/SAR's	Payouts	Compensation

Mathew Rule	2001	0	0	0	0	0	0
President/CEO/Director

Eric Leuty	2001	0	0	0	0	0	0

Natalie Shahvaran	2001	0	0	0	0	0	0
Secretary/Director

Charles Fishel	2001	0	0	0	0	0	0
CFO/Director

FINANCIAL STATEMENTS

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

October 31, 2000 and 1999

(See accountant's review report)

				Deficit
				Accumulated
	Common stock		Paid	During
			In	Development
	Shares	Amount	Capital	Stage	Total
1999

July 31, 1999	3,559,200	$ 3,559	$ 3,161	$ (3,999)	$ 2,721
September 14, 1999	30,000	30	5,970		6,000
September 27, 1999	12,000	12	2,988		3,000
October 4, 1999	8,000	8	1,992		2,000
Loss for the period				(13,342)	(13,342)
	3,609,200	$ 3,609	$14,111	$(17,341)	$ 379

2000

July 31, 2000	3,853,400	$ 3,853	$ 82,977	$(82,782)	$ 4,048
August 24, 2000	4,000	4	996		1,000
August 28, 2000	12,000	12	2,988		3,000
September 6, 2000	20,000	20	4,980		5,000
September 18, 2000	92,000	92	22,908		23,000
September 19, 2000	24,000	24	6,976		7,000
September 25, 2000	16,000	16	3,984		4,000
October 2, 2000	10,000	10	2,490		2,500
October 6, 2000	2,000	2	498		500
October 24, 2000	14,000	14	3,486		3,500
October 30, 2000	2,000	2	498		500
Loss for the period				(20,932)	(20,932)
	4,049,400	$ 4,049	$ 132,781	$ (103,714)	$ 33,116

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

STATEMENT OF CASH FLOWS-INDIRECT METHOD

For the three months ending October 31, 2000 and 1999

(See accountant's review report)

			Deficit
			Accumulated
			During
			Development
	2000	1999	Stage

CASH FLOWS FROM
OPERATING ACTIVITIES
Net loss	$ (20,932)	$ (13,342)	$ (103,714)

Adjustment to reconcile net to net cash
provided by operating activities
Option compensation	0		26,400
Increase in current liabilities	(7,641)	(1,218)	1,349

NET CASH PROVIDED
BY OPERATING ACTIVITIES	(28,573)	(14,560)	(75,965)

INVESTING ACTIVITIES
Increase in patent costs	300		300
Equipment	3,408	#REF!	12,808
NET CASH USED IN
INVESTING ACTIVITIES	3,708	#REF!	13,108

FINANCING ACTIVITIES
Sale of common stock	50,000	11,000	110,430
NET CASH REALIZED
FROM FINANCING ACTIVITIES	50,000	11,000	110,430

INCREASE IN CASH
AND CASH EQUIVALENTS	17,719	#REF!	21,357
Cash and cash equivalents
at the beginning of the year	3,638	3,712	0
CASH AND CASH EQUIVALENTS
AT YEAR END	$ 21,357	$ #REF!	$ 21,357

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the three months ending October 31, 2000 and 1999

(See accountant's review report)

			Deficit
			Accumulated
			During
			Development
	2000	1999	Stage

Sales	$ 0	$ 0	$ 0
Cost of Goods	0	0	0
Gross profit	0	0	0

Expenses
Bank charges	30	24	441
Consulting fees	15,085	5,600	45,325
Insurance	1,163		1,163
Maintenance and repairs			302
Taxes and licenses	100	745	1,133
Office supplies	1,323	986	3,126
Postage and shipping	88	162	438
Promotions	183	27	1,012
Professional fees	500	4,550	15,000
Rent	900	200	3,489
Supplies	306		306
Telephone	59	194	1,040
Travel	356	54	749
Option compensation	0		26,400
Other costs	39		39
Organization costs	0	0	570
Total expenses	20,132	12,542	100,533

Net loss prior to income taxes	(20,132)	(12,542)	(100,533)
State Corporate tax expense	800	800	3,181

Net loss	$ (20,932)	$ (13,342)	$ (103,714)

Loss per common share	$ #DIV/0!	$ #DIV/0!	$ #DIV/0!

Weighted average of
shares outstanding

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

BALANCE SHEET

October 31, 2000 and 1999

(See accountant's review report)

	2000	1999

ASSETS

Current assets
Cash in bank	$ 21,357	$ 152
Total current assets	21,357	152

Equipment and parts	12,808	1,927
Patent costs	300

Total assets	$ 34,465	$ 2,079

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 799	$ 0
Due to affiliate	100	100
Due to shareholder	450	0
State corporate tax payable	0	1,600
Total current liabilities	1,349	1,700

Total liabilities	1,349	1,700

Shareholders' equity
Common stock, 50,000,000 shares
authorized, 4,049,400 outstanding	4,049	3,609
Paid in capital	132,781	14,111
Deficit accumulated during development stage	(103,714)	(17,341)
Total shareholders' equity	33,116	379

Total liabilities and shareholders' equity	$ 34,465	$ 2,079

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Financial Statements

With

Independent Auditor's Report

HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT

SALINAS, CALIFORNIA

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Index to Financial Statements

Page

Independent Auditor's Report	2
Balance Sheet July 31, 2000 and 1999	3
Statement of Operations, for the year
ending July 31, 2000 and 1999	4
Statement of Shareholder's Equity
July 31, 2000 and 1999	5
Statement of Cash Flows, for the year
ending July 31, 2000 and 1999	6
Notes to Financial Statements	7-11

HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT                                    341 MAIN STREET SALINAS, CA. 93901

                                                                                                    (831) 759-2480 FAX (831) 759-2482

To the Board of Directors and Shareholders

Silicon South, Incorporated

Monterey, California

                          Independent Auditor's Report

I have audited the balance sheet of Silicon South,  Incorporated  (a development stage  company)  as of July 31,  2000 and 1999  and the  related  statements  of operations,  shareholders' equity and cash flows for the years July 31, 2000 and 1999.  These  financial statements  are  the  responsibility  of the  Company's management.  My  responsibility  is to express  an  opinion  on these  financial statements based on my audit.

I conducted my audit in accordance with generally  accepted auditing  standards. Those standards  require that I plan and perform the audit to obtain  reasonable assurance   about  whether  the  financial   statements  are  free  of  material misstatement.  An audit includes examining on a test basis,  evidence supporting the  amounts  and  assessing  the  accounting  principles  used and  significant estimates  made by  management,  as well as  evaluating  the  overall  financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion,  the  financial  statements  referred  to in the first  paragraph present  fairly,  in all material  respects,  the financial  position of Silicon South,  Incorporated,  as of July 31, 1999 and the results of operations and its cash flows and the cumulative  results of operations  and cumulative  cash flows for the  period  from date of  inception  to July 31,  1999 in  conformity  with generally accepted accounting principles.

The accumulated deficit during the development stage for the period from date of inception to July 31, 2000 is $82,782.

The accompanying  financial  statements have been prepared  assuming the Company will  continue  as a going  concern.  As  discussed  in Note 7 to the  financial statements, the Company has incurred net losses from operations and has received no revenue,  which raises  substantial  doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Hawkins Accounting

September 7, 2000

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

BALANCE SHEET

July 31, 2000 and 1999

	2000	1999

ASSETS

Current assets
Cash in bank	$ 3,638	$ 3,712
Total current assets	3,638	3,712

Equipment and parts	9,400	1,927

Total assets	$ 13,038	$ 5,639

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$ 8,440	$ 2,018
Due to affiliate	100	100
Due to shareholder	450	0
State corporate tax payable	0	800
Total current liabilities	8,990	2,918

Total liabilities	8,990	2,918

Shareholders' equity
Common stock, 50,000,000 shares
authorized, 3,853,400 outstanding	3,853	3,559
Paid in capital	82,977	3,161
Deficit accumulated during development stage	(82,782)	(3,999)
Total shareholders' equity	4,048	2,721

Total liabilities and shareholders' equity	$ 13,038	$ 5,639

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the year ending July 31, 2000 and 1999

			Deficit
			Accumulated
			During
			Development
	2000	1999	Stage

Sales	$ 0	$ 0	$ 0
Cost of Goods	0	0	0
Gross profit	0	0	0

Expenses
Bank charges	303	108	411
Consulting fees	27,740	2,500	30,240
Maintenance and repairs	302		302
Taxes and licenses	1,033		1,033
Office supplies	1,782	21	1,803
Postage and shipping	350		350
Promotions	829		829
Professional fees	14,500		14,500
Rent	2,589		2,589
Telephone	981		981
Travel	393		393
Option compensation	26,400		26,400
Organization costs	0	570	570
Total expenses	77,202	3,199	80,401

Net loss prior to income taxes	(77,202)	(3,199)	(80,401)
State Corporate tax expense	1,581	800	2,381

Net loss	$ (78,783)	$ (3,999)	$ (82,782)

Loss per common share	$ (0.01)	$ (0.01)	$ (0.02)

Weighted average of
shares outstanding	3,759,417	2,479,261	3,759,417

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

July 31, 2000 and 1999

				Deficit
				Accumulated
	Common stock		Paid	During
			In	Development
	Shares	Amount	Capital	Stage	Total

July 31, 1999	3,559,200	$ 3,559	$ 3,161	$ (3,999)	$ 2,721
Options	90,000	90	28,970		29,060
September 14, 1999	20,000	20	4,980		5,000
September 27, 1999	12,000	12	2,988		3,000
October 4, 1999	8,000	8	1,992		2,000
November 5, 1999	4,000	4	996		1,000
November 29, 1999	12,000	12	2,988		3,000
December 5, 1999	10,000	10	2,490		2,500
December 20, 1999	29,200	29	7,271		7,300
February 17, 2000	12,000	12	2,988		3,000
February 27, 2000	8,000	8	1,992		2,000
February 28, 2000	10,000	10	2,490		2,500
March 1, 2000	4,000	4	996		1,000
March 6, 2000	11,000	11	2,739		2,750
March 15, 2000	2,000	2	498		500
March 20, 2000	2,000	2	498		500
March 30, 2000	8,000	8	1,992		2,000
April 3, 2000	2,000	2	498		500
April 18, 2000	12,000	12	2,988		3,000
May 8, 2000	2,000	2	498		500
May 24, 2000	8,000	8	1,992		2,000
June 26, 2000	4,000	4	996		1,000
July 3, 2000	8,000	8	1,992		2,000
July 25, 2000	2,000	2	498		500
July 31, 2000	14,000	14	3,486		3,500
				(78,783)	(78,783)
	3,853,400	$ 3,853	$ 82,977	$ (82,782)	$ 4,048

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

STATEMENT OF CASH FLOWS-INDIRECT METHOD

For the year ending July 31, 2000 and 1999

			Deficit
			Accumulated
			During
			Development
	2000	1999	Stage

CASH FLOWS FROM
OPERATING ACTIVITIES
Net loss	$ (78,783)	$ (3,999)	$ (82,782)

Adjustment to reconcile net to net cash
provided by operating activities
Option compensation	26,400		26,400
Increase in current liabilities	6,072	2,918	8,990

NET CASH PROVIDED
BY OPERATING ACTIVITIES	(46,311)	(1,081)	(47,392)

INVESTING ACTIVITIES
Equipment	7,473	1,927	9,400
NET CASH USED IN
INVESTING ACTIVITIES	7,473	1,927	9,400

FINANCING ACTIVITIES
Sale of common stock	53,710	6,720	60,430
NET CASH REALIZED
FROM FINANCING ACTIVITIES	53,710	6,720	60,430

INCREASE IN CASH
AND CASH EQUIVALENTS	(74)	3,712	3,638
Cash and cash equivalents
at the beginning of the year	3,712	0	0
CASH AND CASH EQUIVALENTS
AT YEAR END	$ 3,638	$ 3,712	$ 3,638

The accompanying notes are an integral part of these financial statements

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Notes to Financial Statements

July 31, 2000 and 1999

NOTE l: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature  of the  business  - Silicon  Sbuth,  Inc (the  "Company)  develops, manufactures and markets two products.  One product is a passive electronic component  used to secure and  filter  wiring  that  passes in or out of an electronic  enclosure.  The  other is a remote  control  system  for use in telecommunications.

Development Stage Company - The Company is a development stage company,  as defined in the Financial  Accounting  Standards Board No. 7. The Company is devoting   substantially  all  of  its  present  efforts  in  securing  and establishing  a  new  business,   and  although  planned   operations  have commenced, no revenues have been realized.

Pervasiveness  of estimates - The  preparation  of financial  statements in conformity  with  generally   accepted   accounting   principles   requires management  to make  estimates  and  assumptions  that affect the  reported amounts of assets,  liabilities  and  disclosure of  contingent  assets and liabilities  at the  date of the  financial  statements  and  the  reported amounts of  revenues  and  expenses  during the  reporting  period.  Actual results could differ from these estimates.

Cash and cash equivalents - For financial statement  presentation purposes, the Company  considers all short term  investments  with a maturity date of three months or less to be cash equivalents.

Property  and  equipment - Property  and  equipment  are  recorded at cost. Maintenance  and  repairs are  expensed as  incurred;  major  renewals  and betterments are  capitalized.  When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation is provided using the  straight-line  method,  over the useful lives of the assets. Since the company has yet to commence  operations,  no depreciation  has  been  taken.   Equipment   consists  of  moldings  being developed.

Income   taxes  -  Income  taxes  are  provided  for  the  tax  effects  of transactions  reported  in the  financial  statements  and consist of taxes currently due plus deferred taxes related primarily to differences  between the recorded book basis and the tax basis of assets and liabilities for

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Notes to Financial Statements

July 31, 2000 and 1999

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con't)

     Income taxes (con't)

Financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return  consequences of those  differences,  which will either be taxable or deductible  when the assets and  liabilities  are recovered or settled.  Deferred  taxes are also  recognized  for  operating losses that are available to offset future taxable income.

 Stock  options  - The  board  of  directors  for the  Company  voted at its organizational  meeting  to grant  certain  people  and  organizations  the opportunity to purchase  shares of the Company's  common stock at $.001 and $.03. These options are recorded as compensation expense during the current fiscal year.

NOTE 2: BACKGROUND

The Company was incorporated  under the laws of the State of Nevada on June 20, 1997.  The principal  activities of the Company,  from the beginning of the development  stage,  have been  organizational  matters and the sale of stock. There was no activity in the Company prior to October 5, 1998.

NOTE 3: COMMON STOCK

Founders stock - At the initial organizational meeting of the Company the board of directors voted to issue stock to the founders of the corporation. These shares which total  4,640,000 shares are to be issued  for consideration  of $.001 per share.  As of July 31, 2000 3,520,000 have been paid for and issued.

Stock  options  - Also  at the  organizational  meeting  of  the  board  of directors it was voted on to issue stock  options of the  Company's  common stock to certain  officers  of the  corporation,  a key  employee  of a non affiliated  company and two founders.  These options are to be exercised at $.03 a share  and have an  expiration  date of  December  31,  2002.  These options are callable at $.01 per share by the Company with a 30 day notice. A total of 190,000  shares were voted on for the  options of which  120,000 shares were  exercised in the current year ending and 30,000  shares of the options were  exercised at July 31, 1999.  Total proceeds from the exercise of the options  were $ 2,700 and $900 for periods  ending July 31, 2000 and 1999.

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Notes to Financial Statements

July 31, 2000 and 1999

NOTE 3: COMMON STOCK (Con't)

Public  stock  offering - The  Company  sold  solely to  accredited  and/or sophisticated investors its Public stock offering (con't) - common stock. Each share had a par value of $.001 a share  and was  offered  to the  investors  at $.25 a share.  Total proceeds,  from the offering, as of the period ended July 31, 2000 and 1999 to the outside investors were $51,010 and $2,300 respectively.

NOTE 5: INCOME TAXES

The benefit for income taxes from  operations  consisted  of the  following components: current tax benefit of $12,300 resulting from a net loss before income  taxes,  and a deferred  tax  expense of  512,300  resulting  from a valuation  allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2014.

The  valuation  allowance  will  be  evaluated  at the  end of  each  year, considering  positive and negative evidence about whether the asset will be realized.  At that time, the allowance will either be increased or reduced; reduction  would result in the  complete  elimination  of the  allowance if positive evidence  indicates that the value of the deferred tax asset is no longer required.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company  entered  into an  agreement  with one of its  shareholders  to provide  assistance  to the  Company  in  the  formation  of its  corporate structure and to use their contacts in assisting with the  development of a public market for the Company's  common stock.  The agreement calls for the shareholder  to be paid a total of $18,000 of which  there were no payments for the period ending July 31, 2000 and 1999.

The Company  entered  into  agreements  with two of its founders to perform services for the Company in the nature of support and secretarial  services for the Company  including  establishing  bank  accounts  interaction  with attorneys and the accountants and compilation of the shareholder list. Each of the two parties  has been  granted  options to the Company and  Founders stock plus each is to receive  payment for services of $6,000  each.  As of the  period ending July  31,  2000  all  payments  were  made  to  these individuals.

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Notes to Financial Statements

July 31, 2000 and 1999

NOTE 6: RELATED PARTY TRANSACTIONS (con't)

The Company  also  entered  into an  agreement  with one of the founders to provide  support  services such as office space and telephone  services for which the Company  and the  development  of a business  plan and packet for submission to investors.  This agreement calls for the issuance of founders stock at the  price of $.001  and the  payment  of  $8,500.  The  amount of payments  made to the founder were $7,000 for period  ending July 31, 2000. There have been no payments issued at July 31,1999.

The Company also entered into an agreement with the majority shareholder to reimburse him for the expenses that have been incurred for his  development of the  products  that the  Company is  marketing.  Some of these  expenses precede  the  incorporation  of the  Company  and are being  recorded as an asset.  As of July 31, 1999 the amount that has been  recorded as a payable but yet paid is $2,018.  The payment for these expenses was made subsequent to the date of the  financial  statements.  The  shareholder  advanced  the Company $700 for working  capital  purposes  during the year ended July 31, 2000.

NOTE 7: GOING CONCERN

From the  date of  inception  to July  31,  2000,  the  Company  has yet to commence actual operations and receiving revenue,  and, has net losses from operating  activities  which raise  substantial  doubt about its ability to continue as a going concern.

The  Company is  bringing  to market two main  products.  The  Beadthroughs product  is  an  electronic  filtering  component  and  the  Foresite  is a telecommunications remote control system.

The two main customers of Beadthroughs would be electronic parts stores and commercial and industrial  users.  The Company plans to sell its product to the very large mail order retailers.  There is also a strong second tier of electronics  retailers that operate four or five stores.  Beadthroughs  are thought to be an appropriate addition to their inventories.

The Company plans to market its Foresite  system to all major  wireless and communications   companies  who  have  remote   sites.   There are remote communications sites throughout the world and all are potential customers.

SILICON SOUTH, INCORPORATED

(A Development Stage Company)

Notes to Financial Statements

July 31, 2000 and 1999

NOTE 7: GOING  CONCERN  (Con't) .

The Company's  ability to continue as a going  concern is dependent  upon a successful public offering and ultimately achieving profitable operations.

There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable  operations.  The financial statements  do not  include  any  adjustments  that might  result  from the outcome of this uncertainty.

EXPERTS AND LEGAL MATTERS

     Legal matters  regarding this filing will be passed upon for the Company by Gary R. Blume,  Esq., Blume Law Firm,  P.C., 11811 North Tatum Boulevard,  Suite 1025, Phoenix, Arizona 85028-1699.

     The  financial  statements  of the Company for the year ended July 30, 2000 appearing in this Form SB-2 Registration  Statement have been audited by Hawkins Accounting, independent auditors, as set forth in their report thereon appearing elsewhere  herein and are included in reliance  upon such reports given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company  has had no changes in or  disagreements  with its  accountants from inception to the present time.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The officers and directors of the Company are indemnified as provided under Nevada Law and as detailed in the Bylaws and Articles of Incorporation.

     The  indemnification  states that "the Corporation  shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the Corporations  request as a Director or Officer of another  Corporation  in which it owns shares of capital stock or of which it is a  creditor,  against  expenses  actually  and  necessarily  incurred by them connection with the defense of any action,  suit or proceeding in which they, or any of them,  are made  parties,  or a party,  by reason of being or having been Director(s)  of Officer(s)  of the  corporation,  or of such other  Corporation, except,  in  relation  to  matters as to which any such  director  or officer of former director or officer or person shall be adjudged in such action,  suite or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification  shall not be deemed exclusive of any other rights to which  those indemnified may be entitled, under Bylaw, agreement,  vote of Stockholders or otherwise."

     There  are  no  indemnification  provisions  available  to  the  Directors, Officers and  controlling  persons of the Company  under the  Securities  Act as required by Item 510 of Regulation S-B.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registration Statement are as follows:

Transfer Agent:	$ 1,000
Legal and Accounting:	$ 19,000
Total	$ 20,000

RECENT SALES OF UNREGISTERED SECURITIES

     Upon  incorporation,  four founders were issued common stock,  Mathew Rule, Natalie Shahvaran,  Charles Fishel,  and Melissa DeAnzo.  Mathew Rule was issued 3,970,000  shares of common  stock at $0.001 on October 6, 1998  paying  $3,970. Natalie  Shahvaran was issued 610,000 shares of common stock at $.001 on October 6, 1998 paying $610.  Charles Fishel was issued 10,000 shares of common stock at $.001 on October 6, 1998 paying $10.  Melissa DeAnzo was issued 10,000 shares of common  stock at $.001 on October 6, 1998 paying $10.  These were  issuances  of securities from the Company not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended,  pursuant to section  4(2).  The  securities  bear a  restrictive  legend  permitting  the transfer thereof only upon  registration of the securities or an exemption under the Securities Act.

     Under the terms of a private  placement  done by the Company in reliance on Regulation D, Rule 504,  445,400 shares of common stock of the Company were sold to  approximately  62  investors,  and  resulted  in receipt  by the  Company of $111,350. All shares were sold to a total of 38 (thirty eight) accredited and 24 (twenty four) unaccredited investors.  The proceeds from this offering were used for working capital, legal, accounting and consulting fees.

     In July 1999,  the Company  also voted to grant  options to its  directors, officers,  Robert A. Strahl,  and Melissa  DeAnzo.  190,000 of these options are exercisable at $.03 per share and consist of a total of 190,000  options with an expiration  date of 12/31/1999.  70,000 of these options  expired  without being exercised.  The options are not  compensatory,  nor do they  represent  services rendered.  The  options  were  issued  in  reliance  upon  Section  4(2)  of the Securities  Act of 1993.  See the table below for more details.  30,000 of these options  are  exercisable  at $.001 per share and  consist  of a total of 30,000 options with an expiration date of 11/30/2000. The options are not compensatory, nor do they  represent  services  rendered.  The options were issued in reliance upon Section 4(2) of the  Securities  Act of 1993.  See the table below for more details.

NAME	EXERCISE PRICE	NO. OF SHARES	STATUS

Mathew Rule	$0.03	50,000	Expired
Charles V. Fishel	$0.03	20,000	Expired
Robert A. Strahl	$0.03	80,000	Exercised
Natalie Shahvaran	$0.03	20,000	Exercised
Melissa DeAnzo	$0.03	20,000	Exercised
Eric Leuty	$0.001	30,000	Exercised
Total		220,000

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit	Description
3.	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation and Amendments
3.2	Bylaws
10.0	Material Contracts
23.	Consent of Experts and Counsel
23.1	Consent of Independent Auditor
27.	Financial Data Schedule
99.	Additional Exhibits
99.1	Organizational Meeting Minutes
99.2	Private Placement Memorandum

UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against  public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or  controlling  person of the registrant in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  issuer  will  file,  during  any  period  in which it  offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which  represent a fundamental  change in the information  in the  registration  statement  and to include any  additional  or changed material information on the plan of distribution.

     For  determining  liability under the Securities Act, the issuer will treat each post-effective  amendment as a new registration statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

     The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant has duly caused this  registration  statement  to be signed on its behalf by the undersigned,  thereunto duly  authorized in the City of Carmel Valley,  State of California.

                                                                                                SILICON SOUTH, INC.

                                                                                                By:  /s/ Mathew Rule

                                                                                                Mathew Rule, President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below  constitutes  and  appoints  Gary  R.  Blume,   Esq.  as  true  and  lawful attorneys-in-fact  with full power of substitution and  resubstitution,  for him and in his name, place and stead, in any and all capacities,  to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file  the  same,  with all  exhibits  thereto,  and  other  documents  in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing  requisite and necessary to be done in and about the premises,  as fully to all  intents  and  purposes  as he might or could do in person,  hereby ratifying  and  confirming  all  that  said  attorneys-in-fact  or  their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

/s/ Mathew Rule                                                 12/27/00

Mathew Rule                                                        Date

/s/ Natalie Shahvaran                                         12/27/00

Natalie Shahvaran                                                Date

/s/ Charles Fishel                                               12/27/00

Charles Fishel                                                       Date

/s/ Melissa DeAnzo                                           12/27/00

Melissa DeAnzo                                                   Date